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                             SUBSCRIPTION AGREEMENT


      THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made as of March 22, 1999 between AD-STAR SERVICES, INC., a New York corporation, with its principal offices at 4553 Glencoe Avenue, Marina del Rey, California 90292 (the "Company"), and the undersigned (each a "Purchaser," and collectively, "Purchasers").

      WHEREAS, the Company is offering a maximum of thirty (30) of its 12% convertible subordinated unsecured notes in the principal amount of $50,000 each (the "NOTES"), substantially in the form annexed hereto as Exhibit A; and

      WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to purchase Notes having a principal amount as is set forth on the signature page hereof.

      NOW, THEREFORE, in consideration of the premises and the covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. PURCHASE AND SALE OF NOTES. Subject to the terms and conditions hereinafter set forth, Purchaser hereby subscribes for and agrees to purchase from the Company, Notes having the principal amount set forth on the signature page hereto and the Company hereby agrees to sell such Notes to Purchaser. The purchase price for each Note shall be $50,000 which shall be the stated principal amount of each Note (the "PURCHASE PRICE") and the issue date of a Note shall be the Closing Date (as defined below) for such Note and shall appear on such Note. The Purchase Price is payable by certified or bank check made payable to the Company or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. The Notes being purchased by Purchaser will be delivered by the Company within two (2) days of the Closing Date (as defined below). Purchaser hereby authorizes and directs the Company to deliver the Notes purchased pursuant to this Agreement to the address set forth on the signature page hereto.

      SECTION 2.  DESCRIPTION OF THE NOTES.

            2.1 INTEREST. Each Note shall bear interest at the rate of twelve percent (12%) per annum on the principal amount of the Notes from its Closing Date.

            2.2 INTEREST PAYMENTS; ELECTION.

                  (a) Except as provided in subparagraph (b) of this subsection 2.2, accrued interest on the Notes shall be payable annually, in arrears, in immediately available funds on the date which is the anniversary date of the Closing.

                  (b) If on or before March 31, 2000, the Company does not receive net proceeds of $2,000,000 in the aggregate from any one or more public offerings or private placements of (i) the Company's equity securities or (ii) the Company's debt securities (excluding the Notes) which are convertible into or exchangeable for the Company's equity securities or are accompanied by warrants or other rights to purchase the Company's equity securities (such offerings or placements collectively referred to as a "QUALIFIED FINANCING"), then each holder of a Note, upon written notice delivered to the Company (an "ELECTION NOTICE") at any time after March 31, 2000 but prior to May
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15, 2000, may elect (an "ELECTION") to modify the terms of any or all of such holder's Notes such that (i) the entire principal balance of such Note and all accrued interest shall be payable in forty-seven (47) equal monthly installments on the first day of each month commencing on June 1, 2000 and (ii) the holder's right to convert such Note into shares of Common Stock, as provided herein, shall terminate effective as of the date of such Election.

                  (c) If the Company does not complete a Qualified Financing on or before March 31, 2001, each Note that has not been modified pursuant to an Election shall automatically be modified such that the entire principal balance of such Note and all accrued interest shall be payable in thirty-five (35) equal monthly installments on the first day of each month commencing on June 1, 2001; provided, however, that the holder's right to convert such Note into shares of Common Stock shall continue in full force and effect until the Maturity Date.

            2.3 MATURITY DATE. The unpaid principal balance of a Note, plus all accrued and unpaid interest thereon, shall be due in full on April 1, 2004.

            2.4 SECURITY. The Notes shall be unsecured obligations of the Company.

            2.5 CONVERSION.

                  (a) CONVERSION AT HOLDERS' OPTION. Subject to and upon compliance with the provisions of this subsection 2.5, a holder of a Note (except a Note regarding which an Election has occurred) shall have the right, at such holder's option, at any time to convert such Note, in whole but not in part, into the number of shares of Common Stock obtained by dividing (i) the then outstanding principal amount of the Note plus any accrued and unpaid interest by (ii) the Conversion Price then in effect.

                  (b) MANDATORY CONVERSION. If the Company shall consummate the sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (or on any form other than an S-4 or S-8 (or any successor form)), the net proceeds to the Company of which are not less than $5,000,000 (a "QUALIFIED PUBLIC OFFERING"), then effective upon the closing of such Qualified Public Offering, the Notes (except any Note regarding which an Election has occurred) shall automatically be converted into the number of shares of Common Stock obtained by dividing (i) the then outstanding principal amount of the Note plus any accrued and unpaid interest by (ii) the Conversion Price then in effect.

                  (c) CONVERSION PRICE. The conversion price (the "CONVERSION PRICE") per share of Common Stock for which each Note is convertible shall be adjusted pursuant to paragraph (d) of this subsection 2.5. The initial Conversion Price shall be the dollar amount that is the quotient of (i) the sum of $6,000,000 plus the total principal amount Notes sold by the Company prior to the Termination Date divided by (ii) 105.26 (adjusted as provided in subsection 2.5(d)(i) for any of the events described in subsection 2.5(d)(i), the record date of which is prior to the Closing Date for each Note, as if the event had occurred after the Closing Date).

                  (d) CONVERSION PRICE ADJUSTMENT. The Conversion Price of each Note shall be adjusted from time to time as follows:

                        (i) If the Company shall after the Closing Date of such Note (a) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (b) subdivide its


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outstanding Common Stock into a greater number of shares, (c) combine its outstanding Common Stock into a smaller number of shares or (d) issue any shares of capital stock by reclassification of its outstanding Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Note thereafter converted shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the record date in the case of a dividend or a distribution or the effective date in the case of a subdivision, combination or reclassification.

                        (ii) If the Company shall issue after the Closing Date of such Note any Common Stock (except Common Stock issuable upon conversion of the Notes) for a consideration per share of less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, the Conversion Price shall immediately be adjusted to equal the price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the sum of
(A) the number of shares of Common Stock outstanding on the close of business on the date immediately preceding such issuance and (B) the number of shares that could be purchased at the Conversion Price from the aggregate proceeds to the Company of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such issuance. In determining whether any Common Stock was issued by the Company at less than the Conversion Price then in effect, there shall be taken into account any consideration received by the Company upon issuance, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                        (iii) If the Company shall issue after the Closing Date of such Note rights or options or warrants exercisable for Common Stock at a price per share less than the Conversion Price in effect on the date that is the issue date for such rights, options or warrants, then the Conversion Price shall be adjusted (effective on the first business day following the issue date) to equal the price determined by multiplying the Conversion Price in effect on such issue date by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on such issue date and (B) the number of shares that could be purchased at the Conversion Price from the aggregate proceeds to the Company from the issuance of such rights, options or warrants plus the aggregate proceeds to be received by the Company upon the exercise of such rights, options or warrants for Common Stock, and the denominator of which shall be the sum of (AA) the number of shares of Common Stock outstanding on the close of business on the issue date and (BB) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. In determining whether any rights, options or warrants entitle holders thereof to subscribe for or purchase the Common Stock at less than the Conversion Price then in effect, there shall be taken into account any consideration received by the Company upon issuance, and any consideration expected to be received upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                        (iv) Notwithstanding any other provision of this subsection 2.5, the Conversion Price shall not be adjusted to reflect the issuance by the Company to employees, officers, directors, or consultants of the Company (either directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and directors of the Company) of up to an aggregate of 15.79


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shares of Common Stock or of rights or options exercisable for up to an aggregate of 15.79 shares of Common Stock, adjusted to reflect subsequent stock splits, stock dividends, combinations, reverse stock splits, or reclassifications.

                        (v) If the Company intends to enter into any consolidation with or merger of the Company with or into another corporation or other entity, or in the case of any sale, lease or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, then the Company shall give each holder of a Note not less than sixty
(60) days prior written notice of the closing date for such transaction, and each holder of a Note (except any holder of a Note as to which an Election has occurred) shall have the right to convert its Note into Common Stock of the Company pursuant to the terms of this Agreement.

                  (e) DIVIDENDS. Each holder of a Note (whether or not such holder has made an Election) shall, unless such Note is paid in full on or before the record date for such dividend, be entitled to receive a share of all assets (including cash) or securities (other than Common Stock or rights, options or warrants referred to in subparagraph (d)(iii) of this subsection 2.5) that are paid by dividend or distribution on or after such Note's Closing Date to the holders of Common Stock, in each case as if such Note had been converted into shares of Common Stock at the Conversion Price in effect on the record date relating to such dividend or distribution.

                  (f) CONVERSION PROCEDURE.

                        (i) In the event of a mandatory conversion pursuant to paragraph (b) of this subsection 2.5, the Company shall notify the holders of the Notes immediately upon receipt of the proceeds of the Qualified Public Offering. Upon receipt of such notice, each holder of a Note (provided no Election has been made with respect to such Note) shall deliver such Note to the Company.

                        (ii) In order to exercise the conversion right pursuant to paragraph (a) of this subsection 2.5, a holder of a Note shall deliver such Note to the Company accompanied by a written notice to the Company that the holder thereof elects to convert such Note.

                        (iii) Within three (3) days after receipt of a Note delivered for conversion, the Company shall deliver to such holder a certificate for the number of whole shares and any fractional share of Common Stock issuable upon the conversion. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Notes shall have been delivered pursuant to section 11.2 hereof or, in the case of a mandatory conversion pursuant to paragraph (b) of this subsection 2.5, in accordance with such subsection.

                  (g) TAXES ON CONVERSION. SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN, the issuance of certificates for shares of Common Stock upon the conversion of the Notes shall be made without charge to the holders of the Notes for such certificates or any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, such holders; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Note, such Note when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by such holder or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates


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in a name other than that of the holder of the Note, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

                  (h) COMPANY TO PROVIDE STOCK. All shares of Common Stock that may be issued upon conversion of the Notes shall be newly-issued, duly authorized, validly issued, fully paid and non-assessable when so issued. The Company agrees to take any and all actions that may be necessary to ensure that it has a sufficient number of shares of Common Stock to issue upon the conversion of the Notes.

            2.6 PREPAYMENT. With respect to any Note, the Company shall not prepay all or any portion of the principal amount outstanding thereunder at any time prior to the first anniversary of the Closing Date for such Note, except that prepayment shall occur, whether before or after such anniversary, if such prepayment is required by the holder of such Note by reason of acceleration following default or any other acceleration event under the Note. After such first anniversary, the Company may prepay all (but no portion less than all) of such principal amount of any such Note, provided that the Company first shall give the holder thereof not less than thirty (30) days prior written notice of its intention to prepay an amount specified in such notice, such prepayment shall occur in such amount and in no other amount, and such prepayment shall occur on the date set forth in the notice which date shall be the first day of a calendar month, provided, however, that the holder of the Note (except for a Note as to which an Election has occurred) shall have the right prior to the anticipated prepayment date set forth in the notice to exercise its conversion option contained in Section 2.5(a) hereof and convert its Note into Common Stock of the Company, in which case the prepayment notice shall be of no further force or effect.

            2.7 DEFAULTS AND REMEDIES.

                  (a) EVENTS OF DEFAULT. Each of the following events is herein referred to as an Event of Default:

                        (i) if any representation or warranty made herein, or in the Notes, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, shall be false, inaccurate or misleading in any material respect when made or when deemed made hereunder;

                        (ii) any default in the payment of any principal or interest under any of the Notes when the same shall be due and payable, whether at the due date thereof or by acceleration or otherwise;

                        (iii) any material default in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof, and the continuance of such default unremedied for a period of fifteen (15) days after written notice thereof to the Company setting forth in reasonable detail the circumstances of such default;

                        (iv) if the Company shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title


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11 of the United States Code, or any successor thereto, or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

                        (v) if any order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company, or appointing a receiver, trustee, custodian or liquidator of the Company, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty
(60) days; or

                        (vi) if final judgment(s) for the payment of money in excess of $200,000 individually or $250,000 in the aggregate shall be rendered against the Company, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed.

                  (b) REMEDIES. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (i) the Notes shall, at the option of the holders thereof, in accordance with Section 2.6 hereof (except in the case of any event described in Sections 2.7(a)(iv) and (v) hereof, the occurrence of which shall automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing default or Event of Default which may be inconsistent with such automatic acceleration), become immediately due and payable, as to principal, interest and premium, without presentment, demand, protest, notice or other requirement of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, (ii) all outstanding obligations under the Notes, shall bear interest at the default rate of interest of 18% as provided in the Notes, (iii) the holders of the Notes may file suit against the Company on the Notes and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), (iv) the holders of the Notes shall have the right to seek to exercise any and all remedies as they may determine in their discretion (without any requirement of marshalling of assets, or other such requirement) that may be available at law or in equity.

            2.8 CHANGE IN TERMS. If, prior to the completion of a Qualified Financing, the Company shall issue one or more convertible debt instruments having terms which are more beneficial to the holder of such instrument than the terms of the Notes (e.g., a higher rate of interest or a lower conversion price), then, within five (5) days of the issuance of such convertible debt instruments, the Company shall give Purchasers written notice of such issuance, which notice shall include the date of issuance and the terms of such convertible debt instruments, and each Purchaser shall have fifteen (15) days to elect, which election shall be in writing, to have the terms of the its Notes modified or amended, as appropriate, to include such enhanced terms.

      SECTION 3. CLOSING. The closing of the purchase and sale of each Note ("Closing") shall take place on the date (each a "Closing Date" and collectively the "Closing Dates") that the Company receives the Purchase Price from the Purchaser of such Note, provided, however, that no Closing under this offering shall occur after April 30, 1999 (the "Termination Date").


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      SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
hereby represents and warrants to Purchaser, which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date, as follows:

            4.1 ORGANIZATION; STANDING AND POWER. The Company and each of its subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has all requisite corporate power and authority to own its properties and to carry on its businesses as now conducted and as proposed hereafter to be conducted, (c) is duly qualified and in good standing to do business as a foreign corporation in each and every jurisdiction where its assets are located and wherever such qualification is necessary to carry out its business and operations except where the failure to so qualify or be in good standing would not have a material adverse effect on the financial condition, business, operations, assets or prospects of the Company and (d) has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to execute and deliver, and perform all of its obligations under this Agreement.

            4.2 CAPITALIZATION; RESERVED STOCK, PREEMPTIVE RIGHTS. The total authorized capital stock of the Company consists of 200 shares of Common Stock, of which, as of the date hereof, 105.26 shares have been duly and validly issued, are fully paid and nonassessable and are outstanding. The Company has reserved for issuance and will continue to reserve for issuance from time to time at least the number of shares of Common Stock into which the Notes may be converted. Except for the shares of Common Stock issuable upon conversion of the Notes, no other shares have been reserved for issuance on the Closing Date and there are no outstanding options, warrants or other rights to subscribe for or purchase from the Company any shares of its capital stock or any securities convertible into or exchangeable for its capital stock. Except for the provisions of Section 9 hereof, there are, as of the date hereof, no preemptive rights or rights of first refusal or similar rights that have not been waived, which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Certificate of Incorporation or Bylaws of the Company or by agreement or otherwise. Attached hereto as Exhibit B is a table setting forth the capitalization of the Company as of the date hereof on an actual basis.

            4.3 AUTHORIZATION. The execution and delivery by the Company of this Agreement, the performance of the Company's obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (a) violate any provisions of any law or any governmental rule or regulation applicable to the Company or any of its subsidiaries, any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, or any contract, indenture, agreement or other instrument to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries or any of its or their assets or properties are bound, or (b) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of the Company or any of its subsidiaries pursuant to the provisions of any contract, indenture, agreement or other instrument to which the Company is a party or by which it or its property is bound. The Company is not required to obtain any approval of stockholders nor any approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of this Agreement other than the filing of Form D and any applicable state securities law filings, which filing or filings, as the case may be, will be made in accordance with applicable laws and regulations.


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            4.4 BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            4.5 NON-CONTRAVENTION. To the best of its knowledge, the Company or any of its subsidiaries is not in violation or breach of or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding to which it is a party, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company enforceable as to the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability).

            4.6 LITIGATION. There is no action, suit or litigation, administrative proceeding, arbitration or other proceeding to which the Company is a party or of which the Company is aware, pending or threatened in writing, which might materially and adversely affect the financial condition, proposed business, property, assets or prospects of the Company.

            4.7 FINANCIAL STATEMENTS.

                  (a) The financial statements of the Company attached hereto as Exhibit C (the "Financial Statements") have been prepared on a consistent basis for all periods presented, in accordance with the books and records of the Company, are complete and correct in all material respects, and fairly present in all material respects the consolidated financial condition of the Company as at said dates, and the results of operations for the periods stated. The books of account and other financial records of the Company have not been maintained in accordance with "Generally Accepted Accounting Principals".

                  (b) Since the date of the most recent Financial Statements, except as set forth in Schedule 4.7(b) attached hereto, there has not been (i) any change in the assets, liabilities, financial condition or operations of the Company, except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the Company, (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company or (iii) any waiver or compromise by the Company or any of its subsidiaries of a valuable right or of a material debt owed it.

            4.8 THE NOTES AND THE SHARES OF COMMON STOCK UNDERLYING THE NOTES. The sale, issuance and delivery of the Notes have been duly authorized by all necessary corporate action and when issued the Notes will be the legally valid and binding obligations of the Company enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability). The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and, when issued and delivered upon conversion of the Notes, will be duly and validly issued, fully paid and non-assessable, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities


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laws), and any taxes, security interests, options, warrants, purchase rights, preemptive rights, contracts, commitments, equities, claims, or demands.

            4.9 SECURITIES LAW EXEMPTION. Assuming the accuracy of Purchaser's representations and warranties set forth herein, the sale of the Notes pursuant to this Agreement has been made in accordance with the provisions and requirements of the Securities Act and any applicable state law. All securities issued by the Company prior to the date hereof have been issued in transactions exempt from registration under the Securities Act and in compliance with applicable state securities or Blue Sky laws.

            4.10 USE OF PROCEEDS. Except as otherwise set forth in this Agreement, the proceeds from the sale of the Notes shall be used solely in connection with the development, design and launch of an e-commerce Web site dedicated to the sale and purchase of print and on line advertising. Notwithstanding the foregoing sentence, if the entire offering which is the subject of this Agreement is subscribed to, then the Company shall use a portion of the proceeds from the offering in an amount not to exceed $500,000 to repurchase from Jeffrey Diamond all of the shares of the Company's Common Stock owned by him. Schedule 4.10 hereto sets forth the Company's best estimate as to the allocation of such proceeds.

            4.11 INTELLECTUAL PROPERTY. The Company owns or has the right to use (or has access to) all trade names, trademarks, trade dress, patents, trade secrets and proprietary processes necessary for its business, as now conducted, or as proposed to be conducted, without any material conflict with or infringement of the rights of others. The Company has not received any communication alleging that the Company has violated, or by conducting its business as proposed would violate, any of the trade names, trademarks, trade dress, patents, trade secrets or other proprietary rights of any other person or entity.

            4.12 TITLE TO PROPERTY AND ASSETS. The Company does not own any real property. With respect to property leased by the Company, the Company has a valid leasehold interest in such property pursuant to leases which are in full force and effect, and the Company is in compliance in all material respects with the material provisions of such leases. The Company owns or has the right to use all assets and properties necessary for the conduct of its business as presently conducted.

            4.13 COMPLIANCE WITH LAWS. The Company is in compliance in all material respects with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling, usury and other applicable laws which are material to its businesses, and the Company is not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such applicable laws, or which may give rise to the assertion of any such violation, the effect of which could have a material adverse effect on the Company's business, operations or financial condition.

            4.14 LICENSES AND PERMITS. The Company has obtained or is in the process of obtaining all federal, state and local licenses and permits required to be maintained in connection with and material to its operations, and all such licenses and permits obtained are valid and in full force and effect.

            4.15 DISCLOSURE. The Company's business plan delivered to the Purchaser and dated as of November 20, 1998 (the "Ad-Star Business Plan") (excluding the financial projections contained therein), this Agreement, the Schedules and Exhibits (except Exhibit D) hereto, do not, to the best of the Company's knowledge, contain any untrue statement of a material fact as of the date of such


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
document, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial projections included in the Ad-Star Business Plan were prepared by the Company in good faith, and the Company believes that there exists a reasonable basis for such projections.

      SECTION 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company, which representations and warranties shall be true and correct as of the date hereof and the Closing Date, as follows:

            5.1 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Purchaser, does not violate any laws or regulations applicable to Purchaser and is the valid binding and enforceable obligation of Purchaser in accordance with its terms.

            5.2 NON-CONTRAVENTION. To the best of Purchaser's actual knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which Purchaser is bound or to which any of Purchaser's assets are subject.

            5.3 ACCREDITED INVESTOR. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act, and the rules promulgated thereunder, and Purchaser has accurately completed a Confidential Purchaser Questionnaire, a copy of which is attached hereto as Exhibit D.

            5.4 INVESTMENT. Purchaser acknowledges that this offering of Notes has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the sale of the Notes pursuant hereto is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Securities Act. Purchaser represents that the Notes are being purchased for its own account, for investment and not for distribution or resale to others. Purchaser agrees that Purchaser will not sell or otherwise transfer the Notes or the shares of the Common Stock issuable upon conversion of the Notes unless such securities, as the case may be, are registered under the Securities Act or unless an exemption from such registration is available. Purchaser understands that neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act and they are or will be issued pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

            5.5 ACCESS TO DATA. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities, each to Purchaser's satisfaction. Purchaser understands that such discussions, as well as any written information issued or provided by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material but were not necessarily an exhaustive description thereof. Purchaser has received from the Company all materials and information it deems necessary for it to make its investment decision with respect to the Notes offered hereby, including the Risk Factors attached hereto as Exhibit E.

            5.6 SPECULATIVE NATURE OF INVESTMENT. Purchaser acknowledges that the purchase of the Notes involves a high degree of risk and that (i) proceeds from the sale of the Notes will not be adequate to fully design, develop, launch and commercialize the Company's e-commerce Web site dedicated to the sale and purchase of print and on-line advertising; (ii) the Company requires additional capital to fully design, develop, launch and commercialize the Company's e-commerce Web site dedicated to the sale and purchase of print and on-line advertising and does not have any commitment for additional funds; (iii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and purchasing Notes; (iv) Purchaser may not be able to liquidate its investment; (v) transferability of the Notes and the shares of Common Stock issuable upon conversion of the Notes is extremely limited; and (vi) Purchaser could sustain the loss of its entire investment.

            5.7 EXPERIENCE. Purchaser acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to review all of the documents furnished or made available by the Company and to evaluate the merits and risks of such an investment on Purchaser's behalf.

            5.8 LACK OF LIQUIDITY. Purchaser understands that there is no public market for the Notes or the Common Stock. Purchaser further understands that even if a public market develops for any of the Company's securities, Rule 144 (the "Rule") promulgated under the Securities Act limits Purchaser's ability to sell any of the Company's securities owned by Purchaser. Purchaser acknowledges that the Company may, if it desires, permit the transfer of the Notes or shares of Common Stock issuable upon conversion of the Notes out of its name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state "blue sky" laws (collectively "Securities Laws"). Purchaser agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Purchaser contained herein or in the confidential Purchaser Questionnaire or any sale or distribution by Purchaser in violation of any Securities Laws. Purchaser acknowledges that at such time, if ever, as any of the Notes or the shares of Common Stock issuable upon conversion of the Notes are registered, sales of such securities will be subject to state securities laws, including those of states which may require any securities sold therein to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

            5.9 LEGENDS; STOP TRANSFER ORDERS. Purchaser consents to the placement of a legend on the Notes and on any certificate evidencing the shares of Common Stock issuable upon conversion of the Notes as set forth in Section 6 hereof. In addition, Purchaser consents to the entrance of stop transfer orders with respect to the shares of Common Stock issuable upon conversion of the Notes.

            5.10 RIGHT TO REJECT SUBSCRIPTION. Purchaser understands that the Company will review this Agreement and the Confidential Purchaser Questionnaire and is hereby given authority by the undersigned to call his banks or place of employment or otherwise review the financial standing of Purchaser; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time prior to the Closing Date of such subscription.

            5.11 ADDRESS. Purchaser hereby represents that the address of Purchaser furnished by him at the end of this Agreement is Purchaser's principal residence if Purchaser is an individual or Purchaser's principal business address if it is a corporation or other entity.

            5.12 REGISTERED REPRESENTATIVE. Purchaser acknowledges that if it is a Registered Representative of a National Association of Securities Dealers, Inc. ("NASD") member firm, it must give such firm the notice required by the NASD Conduct Rules, or any applicable successor rules of the NASD receipt of which must be acknowledged by such firm on the signature page hereof.

            5.13 NO OTHER REPRESENTATIONS. Purchaser hereby represents that, except as set forth herein, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, Purchaser is not relying on any information, other than that contained herein and the results of independent investigation by the Purchaser.

            5.14 PURPOSE. If Purchaser is a partnership, corporation, trust or other entity, it was not formed for the purpose of investing in the Company.

            5.15 NO BROKER. There is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Purchaser or any of its directors, officers, employees or agents.

      SECTION 6. LEGENDS.

            6.1. NOTES. The Notes shall be endorsed with the following legend:

            THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY AT THE COMPANY'S SOLE COST AND EXPENSE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH ISSUANCE IS NOT VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

            6.2. COMMON STOCK. Until such time as the shares of Common Stock issuable upon conversion of the Notes are registered under the Securities Act, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares and the certificates representing such shares shall be endorsed with the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE "BLUE SKY" OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED,

            TRANSFERRED, PLEDGED, HYPOTHECATED, DISTRIBUTED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE, AND IF AN EXEMPTION SHALL BE AVAILABLE, THE COMPANY RECEIVES AN OPINION OF COUNSEL AT ITS SOLE COST AND EXPENSE STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, DISTRIBUTION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE RESTRICTIONS CONTAINED HEREIN ARE BINDING ON THE HOLDER HEREOF AND HIS SUCCESSORS AND ASSIGNS."

      SECTION 7. COVENANTS OF THE COMPANY.

            7.1 RESTRICTED PAYMENTS. So long as Notes in the aggregate principal amount of $500,000 or more shall be outstanding, the Company shall not make any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value, prior to scheduled principal payment or maturity, of any indebtedness of the Company that is pari passu with or subordinate in right of payment to the Notes or any deposit with respect to the foregoing; provided, however, that this subsection 7.1 shall not apply to (a) any principal payment or redemption of such indebtedness prior to maturity (i) pursuant to a refinancing of such indebtedness on substantially similar terms or terms more favorable to the Company, or (ii) pursuant to a conversion into, or out of proceeds of a substantially concurrent issue or sale of, Common Stock, and (b) any payments made under that certain Covenant and Agreement dated as of the date hereof between the Company and James E. Mann.

            7.2 DELIVERY OF FINANCIAL STATEMENTS AND REPORTS. The Company shall deliver to each holder:

                  (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year, a balance sheet of the Company as of the end of such year, and an income statement and statement of cash flow for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP and audited and certified by an independent public accountant;

                  (b) as soon as practicable, but in any event within forty-five
(45) days after the end of each fiscal quarter, a balance sheet of the Company as of the end of such quarter, and an income statement and statement of cash flows for such quarter, each to be in reasonable detail, prepared in accordance with GAAP;

                  (c) with respect to the balance sheet, income statement, and statement of cash flows called for in subsection (b) of this Section 7.2, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operations for the period specified, subject to normal year-end audit adjustment in the case of quarterly financial statements;

                  (d) copies of all reports sent to stockholders or filed with the Securities Exchange Commission;

                  (e) prompt written notification of all material pending or actual litigation to which the Company is or is anticipated to be a party; and

                  (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as a holder of a Note may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it reasonably considers to be a trade secret, the disclosure of which the Company reasonably believes may adversely affect its business.

            7.3 INSPECTION; OBSERVER RIGHTS. The Company shall permit each holder of a Note or a representative of any such holder, to visit and inspect the Company's properties, to examine its books of account and records, and to discuss the Company's affairs, finances, and accounts with its officers, all at such reasonable times as may be requested by such representatives. The Company will give each holder of a Note not less than two (2) days' prior written notice of each meeting of the Board of Directors of the Company and of any other committee or group exercising responsibilities comparable to those exercised by the Board of Directors, specifying the time and place of such meeting and, to the extent then known, the matters to be discussed thereat and inviting such holder (or its representative) to attend and participate therein (without, however, the right to vote thereat in such capacity).

            7.4 REGULAR COURSE OF BUSINESS. The Company will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, and the Company will continue to use its reasonable efforts to keep available the services of present officers and employees (other than planned retirements) and to preserve its present relationships with persons having business dealings with it.

            7.5 ASSETS. The assets, property, and rights now owned by the Company will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation or valuation of inventory will be made or instituted. Without the prior consent of Purchaser, the Company will not encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

            7.6 TAXES. The Company shall cause all of its tax returns, schedules and filings to be timely filed and all amounts shown to be due thereon to be fully paid, including any deficiencies, penalties or other charges thereafter arising. The Company has not filed, and will not file on or before the Closing Date, any election under Section 338(h)(10) or consent under Section 341(f) of the Internal Revenue Code.

            7.7 INSURANCE. The Company will continue to carry its existing insurance, subject to variation in amounts required by the ordinary operations of its business. At the request of Purchaser and at the Company's sole expense, the amount of insurance against fire and other casualties which, at the date of this agreement, the Company carries on any of its properties or in respect of its operations shall be increased by such amount or amounts as Purchaser shall specify.

            7.8 NO VIOLATIONS. The Company will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

            7.9 PUBLIC ANNOUNCEMENTS. No press release or other announcement to the employees, customers, or suppliers of the Company related to this Agreement or this purchase will be issued without the joint approval of the parties mentioned or referred to in such press release or announcement, unless required by law, in which case Purchasers and the Company will consult with each other regarding the announcement.

            7.10 CORPORATE EXISTENCE. The Company shall at all times maintain its corporate existence in good standing in the jurisdiction of its formation, and shall qualify to do business in all jurisdictions in which the failure to so qualify would materially impair its ability to conduct business in such jurisdictions. The Company shall not revise, alter, or restate its articles or certificate of incorporation or bylaws without the prior written consent of a majority of the interests of the Note holders, which consent shall not be unreasonably withheld or delayed.

            7.11 NOTICES OF QUALIFIED FINANCINGS. In addition to such other notices as may be required under this Agreement, the Company shall provide to each holder of a Note written notice of any transactions which shall constitute or constitute a portion of a Qualified Financing within ten (10) days following the closing of such Qualified Financing, which notice shall set forth all of the material terms of such Qualified Financing. Additionally, (i) not earlier than January 1, 2000 nor later than March 1, 2000, and (ii) not earlier than January 1, 2001 nor later than March 1, 2001, the Company shall provide written notice to each holder of a Note listing all of the Company's transactions that constitute all or any portion of a Qualified Financing through the date of such notice.

            7.12 RULE 144. If the Company files a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and/or pursuant to the requirements of the Securities Act, it will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder. The Company will take such further action as Purchaser may reasonably request to the extent required from time to time to enable Purchaser to sell the shares of Common Stock issuable upon conversion of the Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with such requirements.

            7.13 RESERVE FOR CONVERSION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Notes and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Notes from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Notes or otherwise to comply with the terms of this Agreement, without limitation on any remedies available to the Purchaser, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Notes.

            7.14 TRANSACTIONS WITH AFFILIATES. Except for agreements or transactions contemplated by this Agreement or as otherwise approved by the Company's Board of Directors (which shall include approval by a majority of the directors of the Company without a direct or indirect interest in the agreement or transaction if there are disinterested directors on the Board), the Company shall not enter into any agreement or transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for agreements or transactions (i) entered into or consummated prior to the date hereof and previously disclosed to Purchaser, (ii) which are nonmaterial and in the ordinary course of business,
(iii) on customary terms related to such person's employment, or (iv) are no less favorable to the Company as would be obtainable by the Company in an arms-length transaction with an independent third party. For purposes hereof, an agreement or transaction shall be deemed to be nonmaterial if it and all other agreements or transactions (excluding, for this purpose, compensation under agreements relating to employment and other compensation arrangements approved by the Company's Board of Directors) between the Company and the person or entity in question during the fiscal year do not involve an amount in excess of $20,000.

      SECTION 8. PURCHASER COVENANTS.

            8.1 SUBORDINATION. Purchaser covenants and agrees, in the event the Company incurs any indebtedness in favor of any bank, savings and loan association, SBIC, life insurance company or other institutional lender, which indebtedness is senior in right of payment to the Notes (the "Senior Debt"), to execute and deliver, promptly upon receipt of the written request of the Company, such agreements and instruments in such form as shall be reasonably required by the holder of such Senior Debt, provided however that Purchaser shall not be required to modify the material terms of its Notes, including without limitation, the payment terms or the conversion rights.

            8.2 CONFIDENTIALITY. Purchaser covenants and agrees that none of Purchaser, its agents and representatives will use for their own benefit, convey or disclose to any third party any information provided by the Company concerning its current or proposed business, operations and financial condition, other than information which is already publicly available and to the extent required by law.

      SECTION 9. RIGHT OF FIRST OFFER. Subject to the terms and conditions of this Section 9, and except for any securities offered pursuant to this offering or in a Qualified Public Offering, the Company hereby grants to Purchaser a right of first offer with respect to future sales by the Company of its Common Stock or securities convertible into or exercisable for any shares of its Common Stock (such Common Stock or securities, the "Applicable Securities"). In the event Company proposes a sale of Applicable Securities, the Company shall first make an offering of such Applicable Securities to each Purchaser in accordance with the following provisions:

            (a) the Company shall deliver a written notice (the "First-Offer Notice") to each Purchaser stating (i) the Company's bona fide intention to offer such Applicable Securities, (ii) the number of shares of such Applicable Securities to be offered, and (iii) the price for which it proposes to offer such Applicable Securities;

            (b) within ten (10) calendar days after mailing of the Notice, Purchasers may elect to purchase, at the price and on the terms specified in the First-Offer Notice, Applicable Securities having an aggregate purchase price of up to 150% of the principal amount of the Notes held by Purchasers;

            (c) the Company may, during the 120-day period following the expiration of the ten (10) day period provided in Section 9(b) hereof, offer any Applicable Securities which have not been subscribed for pursuant to Section 9(b) hereof to any person or entity at a price not less than, and upon terms no more favorable to the offeree than, those specified in the First-Offer Notice. If the Company does not consummate the proposed sale of the Applicable Securities within such period, the right provided hereunder shall be deemed revived and such Applicable Securities shall not be offered unless first reoffered to holders of the Notes in accordance herewith.

            (d) Notwithstanding any other provision herein, the right of first offer pursuant to this Section 9 shall not apply (i) to the issuance of up to
15.79 shares of Common Stock (or rights or options therefor) (adjusted to reflect subsequent stock splits, stock dividends or stock distributions) issued after the date hereof to employees, officers, directors, or consultants of the Company (either directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and directors of the Company); (ii) to shares issued or issuable by the Company in connection with any merger or reorganization transaction in which the Company is the surviving company, or
(iii) to the Qualified Public Offering.


      10. REGISTRATION RIGHTS.

            10.1 "PIGGY-BACK" REGISTRATIONS. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, it shall send to each holder of Registrable Shares (as defined below), including each holder who has the right to acquire Registrable Shares, written notice of such determination and, if within twenty (20) days after receipt of such notice, such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Shares such holder requests to be registered. Nothing herein shall be construed so as to require the Company, in connection with any proposed offering, to engage the services of an underwriter under this
Section 10.1 as, for example, if the Company shall file a registration statement under Rule 415 of the Securities Act without the services or engagement of any underwriter. "REGISTRABLE SHARES" shall consist of any and all shares of Common Stock held by the Purchasers issued or issuable upon conversion of the Notes.

            If, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion, if any, of the Registrable Shares with respect to which such holder has requested inclusion hereunder; provided, however, that the Company shall not so exclude any Registrable Shares unless it has first excluded any securities to be offered and sold by officers and employees of the Company and any securities to be offered and sold by holders who do not have contractual rights to include such securities in such registration prior to or pari passu with the holders of Registrable Shares.

            Any exclusion of Registrable Shares shall be made pro rata among the holders of Registrable Shares seeking to include such shares, in proportion to the number of such shares held by each such holder. No rights or restrictions under this Section 10.1 shall be construed to limit, and shall not apply to any registration required under Section 10.2. The obligations of the Company under this Section 10.1 may be waived at any time upon the written consent of both (i) holders of a majority of the Registrable Shares then outstanding and (ii) each holder of 10% or more of the Registrable Shares then outstanding.

            This Section 10.1 shall not apply to a registration of shares of Common Stock in an initial public offering or on Form S-8 or Form S-4 or their then equivalents relating to an offering of shares of Common Stock in an initial public offering or to be issued solely in connection with any acquisition of any entity or business or otherwise issuable in connection with any stock option or employee benefit plan.

            10.2 DEMAND REGISTRATION. Commencing upon the consummation of an IPO (but not within the period covered by a lock-up agreement (the "Lock-Up Agreement") in such form and containing such terms as shall be required by any underwriter in connection with any public offering of securities of the Company), if on any occasion one or more holders of Registrable Shares shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale Registrable shares having an anticipated aggregate offering price of at least $4 million, the Company will so notify all holders of Registrable Shares, including all holders who have a right to acquire Registrable Shares. Upon written request of any holder given within twenty (20) days after the receipt by such holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act in an underwritten offering with an underwriter reasonably acceptable to the Company as expeditiously as possible.

            The Company shall not be required to effect more than one (1) registration pursuant to this Section 10.2, provided, however, that the Company shall not be required to register any shares under this Section 10.2 or Section
10.3 below, if, and only to the extent, a Purchaser could dispose of such shares, at the time of such demand, under Rule 144. If the Company determines to include shares to be sold by it or by other selling shareholders in any registration request pursuant to this Section 10.2, such registration shall be deemed to have been a "piggy back" registration under Section 10.1, and not a "demand" registration under this Section 10.2 if the holders of Registrable Shares are unable to include in any such registration statement at least seventy-five percent (75%) of the Registrable Shares initially requested for inclusion in such registration statement.

            The holders of Registrable Shares to be registered in a registered public offering pursuant to this Section 10.2 shall have the right to select the managing underwriter(s) for such offering. If, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obliged to include in such registration statement only such limited portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder; provided, however, that the Company shall not so exclude any Registrable Shares unless it has first excluded any securities to be offered and sold by officers and employees of the Company or by holders who do not have contractual rights to include such securities in such registration prior to or pari passu with the holders of Registrable Shares.

            10.3 REGISTRATIONS ON FORM S-3. In addition to the rights provided the holder of Registrable Shares in Section 10.1 and 10.2 above, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form having similar requirements promulgated by the Commission), then upon the written request of one or more holders of at least a majority of the Registrable Shares, the Company will so notify each holder of Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then shall use its best efforts to effect, as expeditiously as possible, qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify.

            The Company's obligations under this Section 10.3 shall expire eight years after an IPO. Any offering of Registrable Shares pursuant to this Section
10.3 shall have a minimum market value (valued at the public offering price of the Company's securities as of the effective date of the registration statement for such Offering) of at least $4 million of the securities so registered.

            10.4 EFFECTIVENESS. The Company will use its best efforts to maintain the effectiveness for at least 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering in any Company primary offering, or nine (9) months in the case of a "SHELF" registration statement on Form S-3 pursuant to Section 10.2 or 10.3) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time within such period will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

            10.5 INDEMNIFICATION OF HOLDER OF REGISTRABLE SHARES. In the event that the Company registers any offering of the Registrable Shares under the Securities Act, to the extent permitted by law, except as hereinafter provided, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registered offering.

            Notwithstanding the foregoing, the Company shall have no obligation to indemnify any such holder, underwriter or controlling person if: (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares (in the case of indemnification of such holder), such underwriter (in the case of indemnification of such underwriter), or such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

            The indemnity provided in this Section 10.5 shall survive the transfer of any Registrable Shares by such holder or any termination of this Agreement.

            10.6 INDEMNIFICATION OF COMPANY. In the event that the Company registers any offering of Registrable Shares under the Securities Act, to the extent permitted by law, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company or any such underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses liabilities or actions, arise out of or are based upon any untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; provided, however, that such holders' obligations hereunder shall be limited to an amount equal to the proceeds received by such holder of Registrable Shares sold in any such registered offering.

            10.7 INDEMNIFICATION PROCEDURES AND CONTRIBUTION.

                  (a) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under Sections 10.5 or
10.6 above (an "Indemnified Party") in respect of which indemnity may be sought from any party required by the terms hereof to provide such indemnification (an "Indemnifying Party") the Indemnifying Party shall assume the defense thereof, including the employment of counsel selected by the Indemnifying Party and reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party, or that there may be defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnifying Party), the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, it shall be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (b) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or any holder of Registrable Shares exercising its rights under this
Section 10, makes a claim for indemnification pursuant to Section 10.5 or 10.6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that Section 10.5 or 10,6 provides for indemnification, then in such case, the Company and such holder of Registrable Shares will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and any holder of Registrable Shares from the offering of the securities covered by such registration statement. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder of Registrable Shares will be required to contribute any amount in, excess of the lesser of (1) the amount for which such holder would have been liable pursuant to Section 10.6 if the indemnification provided for therein Were enforceable in accordance with the terms thereof and (2) the proceeds received by such holder of Registrable Shares offered by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act.) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation,

            10.8 EXCHANGE ACT REGISTRATION. The Company shall timely file with the Commission such information as the Commission may require under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and in such event, the Company shall use its best efforts to take all action pursuant to Rule 144(c) as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c), (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other publicly filed reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Shares without registration. The Company agrees to use its best efforts to facilitate and expedite transfers of Registrable Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Shares and timely filing of all reports required to be filed with the Commission within any applicable time period (such as Form 10-K, Form 10-Q and Form 8-K).

            10.9 DAMAGES. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Section 10 and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other person entitled to the benefits of this Section 10 requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Section 10.

            10.10 FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Section 10, the Company is required hereunder to register an offering of Registrable Shares, it agrees that it shall also do the following:

                  (a) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

                  (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or Blue Sky laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to local taxation or the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject or to conform the composition of its assets at the time to the securities or Blue Sky laws of any jurisdiction;

                  (c) Furnish to each selling holder a signed counterpart addressed to the selling holders, of

                        (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

                        (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but the Company shall be obligated hereunder only to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort" letters to the underwriters in an underwritten public offering of securities;

                  (d) Permit each selling holder of Registrable Shares or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them after reasonable advance notice and without undue interference with the operation of the Company's business;

                  (e) Furnish to each selling holder of Registrable Shares a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

                  (f) Use its best efforts to ensure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.; and

                  (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

                  Whenever under the preceding Sections of this Section 10 the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (i) timely provide to the Company, at its request, such written information and materials as it may reasonably request in order to effect the registration of such Registrable Shares and (ii) convert (if such conversion is not otherwise automatic) the Notes to be included in any registration statement for shares of Common Stock, such conversion to be effective at the closing of such offering pursuant to such registration statement.

            10.11 EXPENSES. The Company shall pay the Registration Expenses (as defined below) for registrations requested by any holders of Registrable Shares pursuant to Sections 10.1, 10.2 or 10.3 hereof. Unless a registration pursuant to Section 10.2 is withdrawn at the request of the holders of Registrable Shares requesting it (other than as a result of information concerning the business or financial condition of the Company that is made known to such holders after the date on which such registration was requested) or if the holders of a majority of the Registrable Shares requested to be included in such registration elect not to have such registration counted as a registration requested under Section 10.2, in which event the requesting holders of Registrable Shares shall pay the

Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares which were to have been included in such registration. For purposes of this Section, the term "REGISTRATION EXPENSES" shall mean all expense incurred by the Company in complying with Section 10 of this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the selling holders of Registrable Shares, out-of-pocket expenses of the Company and the underwriters, state Blue Sky fees and expenses, and the expense of any special audits incidental to or required by any such registration, but excluding underwriting discount and selling commissions relating to the Registrable Shares and fees of more than one counsel for the selling holders of Registrable Shares. Such underwriting discounts and selling commissions shall be borne pro rata by the selling holders of Registrable Shares in accordance with the number of their Registrable Shares included in such registration.

            10.12 TRANSFERABILITY AND EXPIRATION OF REGISTRATION RIGHTS. For all purposes of this Agreement, the "HOLDERS OF Registrable SHARES" shall include each Purchaser, and, in addition, any direct or indirect assignee or transferee of the Registrable Shares, who acquires (through an acquisition of the Notes or other convertible securities of the Company Registrable Shares originally purchased by such Purchaser pursuant to this Agreement.

            With respect to any Registrable Shares held by any transferee or assignee referred to in the preceding paragraph, the registration rights set forth in Section 10.1 of this Agreement shall terminate and expire when any such transferee or assignee holds less than one percent (1.0%) of the outstanding Common Stock (calculated assuming conversion of any series of the Company's preferred stock), or such transferee or assignee is otherwise eligible to sell to the public such Registrable Shares pursuant to any of the provisions of Rule 144(k) under the Securities Act.

            10.13 "LOCK-UP" AND MARKET STANDSTILL. Each holder of Registrable Shares agrees that in the event the Company proposes to offer for sale to the public any or its equity securities pursuant to a registration statement under the Securities Act (whether for its own account or the account of other), including the holders of Registrable Shares), and (1) if requested in writing by the Company and an underwriter of the proposed offering of Common Stock or other securities of the Company; and (2) if all other "affiliates" and all five percent (5%) stockholders, directors, officers and other key management personnel similarly situated are requested by the Company and such underwriter to sign, and actually do sign, any "Lock-Up" Agreement" (as described herein), that such holder will not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, to the public in open market transactions, any Common Stock or other equity securities of the Company held by it during whatever time period is requested by the Company and the underwriter for restrictions on trading or transfer in connection with any public offering of the Company's equity securities (the "LOCK-UP PERIOD"). The Company agrees that it will cause Eli Rousso, Leslie F. Bernhard, and/or all other officers, directors, and holders of five percent (5%) or more of the Company's Common Stock, to sign a Lock-Up Agreement upon substantially similar terms and conditions in the event of a registration effected pursuant to Section 10.2 or
10.3 hereof. Such agreements shall be in writing and in form and substance pursuant to customary and prevailing terms and conditions for such Lock-Up Agreements. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the Lock-Up Period.

            10.14 DELAY OF REGISTRATION. For a period not to exceed 90 days (subject to the last paragraph of this Section 10.14), the Company shall not be obligated to prepare and file, or be prevented from delaying or abandoning, a registration statement pursuant to this Agreement at any time when the Company, in its good faith judgment by the Board of Directors with the advice of counsel, reasonably believes:

                  (a) that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect (a) a pending or scheduled public offering or private placement of the Company's securities, (b) an acquisition, merger, consolidation or similar transaction by or of the Company, (c) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

                  (b) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

            If the Company defers or delays the filing of a registration statement or the offering of Registrable Shares or if the Company abandons a registration statement pursuant to this Section 10.14, then such deferral, delay or abandonment right shall exist only so long as the condition giving rise to such right exists. If the Company chooses to abandon a registration statement pursuant to, and in accordance with, this Section 10.14 then such registration shall not be deemed to be a "demand" registration under Section 10.2

            10.15 FUTURE INVESTORS. If subsequent to the date hereof, the Company grants to holders or prospective holders of its securities registration rights that are more favorable than the terms or provisions of this Section 10 are to the holders of Registrable Shares, this Section 10 shall be deemed to be automatically amended (without the necessity of any action on the part of the Company or the parties hereto) to grant to the holders of Registrable Shares such more favorable registration rights, in addition to those other rights set forth herein.

            10.16 INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration pursuant to this Section 10 shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

            10.17 CONFLICT. In the event of a conflict between the provisions of this Section 9 and an underwriting agreement entered into by the Company and the holder(s) of Registrable Shares included in a registration pursuant to this
 Section 10, the provisions of such underwriting agreement shall control.

            10.18 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations warranties covenants, promises and agreements contained in this
Section 10 shall survive and remain in full force and effect after the Closing Date .

      SECTION 11. GENERAL PROVISIONS.

            11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement.

            11.2 NOTICES. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party by any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made. Any notice or other communication given hereunder shall be addressed to the Company, at its principal offices as set forth above or to the Purchaser at his address indicated on the signature page hereto.

            11.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            11.4 HEADINGS. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

            11.5 SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

            11.6 CHANGES, WAIVERS, ETC. Subject to Section 11.11, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

            11.7 EXPENSES. The Company shall pay all reasonable costs, fees and expenses of the Purchasers in connection with the preparation of this Agreement and any other documents or certificates executed concurrently herewith and the closing of the transactions contemplated hereby.

            11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this subscription Agreement shall be adjudicated before a court located in Los Angeles, California and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles, California and of the federal courts in the Central District of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

            11.9 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

            11.10 INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Purchasers and their affiliates, and their respective partners, officers, directors, representatives, employees and agents from and against all losses, claims, damages and liabilities in connection with or arising out of this Agreement or the Stockholders Agreement or the transactions contemplated hereby or thereby or in connection with or arising out of any litigation, investigation or proceeding initiated or brought by any third party (other than any affiliate, partner, officer, director, agent, employee or representative of a Purchaser) relating hereto or thereto, and to reimburse upon demand each of such indemnifiable parties currently and from time to time for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity shall not apply to any losses, claims, damages, liabilities or related expenses to the extent a court of competent jurisdiction shall have determined in a final judgment that is not subject to further appeal that the foregoing shall have resulted primarily and directly from the willful misconduct or gross negligence of such indemnifiable party.

            11.11 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject mater thereof and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            11.12 FURTHER ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

            11.13 WAIVERS AND AMENDMENTS. With the written consent of holders then holding a majority of the outstanding principal amount of the Notes, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to this Agreement or to any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Notes and of the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of holders of the Notes who are required to consent to any waiver or supplemental agreement without the consent of all of the holders of the Notes. Notwithstanding anything to the contrary above, the payment of interest, time of payment of interest, the interest rate payable, payment of principal and time of payment of principal on the Notes may not be changed without the written consent of holders then holding at least 80% of the outstanding principal amount of the Notes, and this provision may not be waived or amended without the written consent of holders then holding at least 80% of the outstanding principal amount of the Notes. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given by the Company to holders of the Notes who have not previously consented thereto in writing.

            11.13 SUCCESSORS AND ASSIGNS. The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Subscription Agreement, except as expressly provided in this Subscription Agreement. Neither this Subscription Agreement, nor its rights and obligations hereunder can be assigned by the Company, and any such attempted assignment will be void.


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      IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first above written.



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Signature of Purchaser

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Name of Purchaser

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Address of Purchaser


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Social Security or Taxpayer
Identification Number of Purchaser



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Principal Amount of Notes Being Subscribed For  Purchase Price

*IF SUBSCRIBER IS A REGISTERED REPRESENTATIVE WITH AN NASD MEMBER FIRM, HAVE THE FOLLOWING ACKNOWLEDGEMENT SIGNED BY THE APPROPRIATE PARTY:

The undersigned NASD member firm
acknowledges receipt of the notice
required by Rule 3050 of the NASD               Subscription Accepted:
Conduct Rules.
                                                AD-STAR SERVICES, INC.

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Name of NASD Member Firm                        By:
                                                    ----------------------------


By                                              Date:
    -------------------------------------             --------------------------
        Authorized Officer


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
                                    EXHIBIT A

               FORM OF 12% CONVERTIBLE SUBORDINATED UNSECURED NOTE


                                       29